                                  EXHIBIT 11
                            EAGLE BANCSHARES, INC.


Statement re:  Computation of per share earnings

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the three months ending December 31, 1994.

                                          Three months ending December 31, 1994
                                         ---------------------------------------
                                              Primary          Fully Diluted
- - - --------------------------------------------------------------------------------
Net income per share:                           $      .65           $      .65
- - - --------------------------------------------------------------------------------

Weighted average number of common
 shares outstanding                              1,531,600            1,531,600

Increase due to assumed exercise of
 dilutive stock options                             18,552               20,702
- - - --------------------------------------------------------------------------------
Adjusted weighted average number of
 common and common equivalent
 shares outstanding                              1,550,152            1,552,302
- - - --------------------------------------------------------------------------------

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the nine months ending December 31, 1994.

                                          Nine months ending December 31, 1994
                                        ----------------------------------------
                                              Primary         Fully Diluted
- - - --------------------------------------------------------------------------------
Net income per share:                          $     1.99           $     1.99
- - - --------------------------------------------------------------------------------

Weighted average number of common
 shares outstanding                             1,526,653            1,526,653


Increase due to assumed exercise of
 dilutive stock options                            23,569               24,535
- - - --------------------------------------------------------------------------------
Adjusted weighted average number of
 common and common equivalent
 shares outstanding                             1,550,222            1,551,188
- - - --------------------------------------------------------------------------------